UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street

West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of March 4, 2010, the Boards of Directors of First Chester County Corporation (the “Company”) and First National Bank of Chester County (the “Bank”) appointed Eric A. Segal as interim Chief Financial Officer for a term of 90 days, which may be extended upon mutual agreement.   Mr. Segal will also be appointed the Principal Accounting Officer and Principal Financial Officer of the Company and the Bank. This appointment is subject to approval by the Bank’s regulators. Mr. Segal replaces Sheryl S. Vittitoe, who resigned as Chief Financial Officer effective as of March 1, 2010. Ms. Vittitoe has agreed to remain with the Company until March 12, 2010 to assist with the transition to Mr. Segal.

Mr. Segal, age 52, has been a director of CFO Consulting Partners, LLC since April 2008. Prior to joining CFO Consulting Partners, Mr. Segal was Senior Vice President and CFO of Spencer Savings Bank.  Mr. Segal also held various positions during his 17 year career with American Express and Ameriprise Financial, including Vice President and Chief Financial Officer of Ameriprise Bank, FSB, head of finance for the American Express consumer banking business and as Vice President of Finance and CFO of the Financial Institutions, Corporate Banking, and Global Investment Products groups and Head of Business Analysis at American Express Bank, Ltd.  Mr. Segal holds a B.A. degree from Carnegie-Mellon University and an M.B.A. in Finance from Pace University.

During the performance of his duties as interim Chief Financial Officer (“CFO”), Mr. Segal will continue as a director of CFO Consulting Partners and the Company will compensate Mr. Segal as a consultant through CFO Consulting Partners.  As a result, Mr. Segal will not receive any compensation directly from the Company and will not participate in any of the Company’s employee benefit plans.  The Company will compensate CFO Consulting Partners for Mr. Segal’s services at the rate of $275 per hour.

There are no arrangements or understandings between Mr. Segal and any other person pursuant to which Mr. Segal was selected to serve as Chief Financial Officer of the Company or of the Bank. There are no family relationships between Mr. Segal and any director or executive officer of the Company or of the Bank. There has been no transaction nor are there any proposed transactions between the Company, the Bank and Mr. Segal that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010	FIRST CHESTER COUNTY CORPORATION

	By:	/s/ John A. Featherman, III
Name: John A. Featherman, III
Title: Chairman, President and Chief Executive Officer